Exhibit 10.56

ASSIGNMENT AND ASSUMPTION OF RIGHTS UNDER

SHOPPING CENTER PURCHASE AGREEMENT

For good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, PHILLIPS EDISON GROUP LLC, an Ohio limited liability company (“Assignor”), hereby assigns, transfers and sets over to RICHMOND STATION LLC (“Assignee”), all of Assignor’s right, title, and interest as Purchaser in and to that certain Agreement for Sale and Purchase of Property dated June 28, 2012, as same may have been or may be amended, including any addendum thereto (“Agreement”) with RICHMOND PLAZA INVESTORS, L.P. (“Seller”), as Seller, with respect to the land and improvements thereon located in Augusta, Richmond County, Georgia, more particularly described in the Agreement, including, but not limited to, its right, title and interest in and to the Deposit (as defined in the Agreement).

Dated: August 30, 2012	PHILLIPS EDISON GROUP, LLC, an Ohio limited liability company

	By:	PHILLIPS EDISON LIMITED PARTNERSHIP, a Delaware limited partnership, Managing Member

	By:	PHILLIPS EDISON & COMPANY, INC., a Maryland corporation, General Partner

	By:	/s/ Robert F. Myers
Robert F. Myers, Chief Operating Officer

The undersigned, Assignee, hereby accepts the foregoing assignment and hereby assumes and agrees to perform all of Assignor’s obligations under the Agreement and hereby releases, indemnifies and holds Assignor harmless from any loss, cost, liability or expense which may be suffered by Assignor in connection with such Agreement, except for any such loss, cost, liability or expense resulting from the acts of Assignor in connection with the Agreement taken prior to the date of this Assignment without the applicable authorization or consent of the undersigned.

Dated: August 30, 2012	RICHMOND STATION LLC, A Delaware limited liability company

	By:	/s/ R. Mark Addy
R. Mark Addy, President